EAST TEXAS FINANCIAL SERVICES, INC.


   1200 South Beckham o P. O. Box 6910 o Tyler, TX 75711-6910 o 903-593-1767
                                                              o Fax 903-593-1094




                                  NEWS RELEASE


 For verification, contact:         Gerald W. Free, Vice Chairman/President/CEO
                                    Derrell W. Chapman, Vice President/COO/CFO

Telephone:        (903) 593-1767
Fax:              (903) 593-1094

For immediate release:  December 10, 1998

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                       EAST TEXAS FINANCIAL SERVICES, INC.
                           ANNOUNCES YEAR END EARNINGS


Tyler, Texas, December 10, 1998, - - - East Texas Financial Services, Inc., the holding company for First Federal Savings and Loan Association of Tyler, Texas, today reported that consolidated net income for the fiscal year ended September 30, 1998, was $560,946 or $.39 per share, based on 1,431,623 weighted average shares outstanding for the year, compared to net income of $766,775 or $.52 per share for the year ended September 30, 1997.

Total assets of the Company  were  reported as $124.0  million at September  30,
1998, compared to $115.9 million at September 30, 1997. Investment and mortgage-backed securities totaled $29.8 million and $23.8 million, respectively, at September 30, 1998. Loans receivable totaled $61.1 million at year end, an increase of $4.0 million or approximately 7.0% from the $57.1 million reported at September 30, 1997.

Stockholders' equity totaled $20.4 million at September 30, 1998, or 16.4% of total assets, down slightly from the $20.9 million at September 30, 1997. During the fiscal year ended September 30, 1998, the Company repurchased 76,973 shares of treasury stock at an average price of $14.04 per share and ended the year with 1,464,056 shares outstanding. At year end, the Company owned 420,436 shares of treasury stock at an average price of $11.40 per share. Shares of the Company's stock closed at $13.25 per share at September 30, 1998, compared to a close of $13.67 at September 30, 1997.

Capital levels for the Company's wholly owned subsidiary, First Federal Savings and Loan Association of Tyler, were reported at year end as 14.9% for both tangible and core capital ratios, well in excess of the minimum required levels of 1.5% and 4.0% respectively. The Association's risk-based capital ratio was 38.3% of risk-weighted assets at September 30, 1998, as compared to the minimum, 8.0% regulatory requirement. At year end, the Association was considered a "well-capitalized" institution.



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

For the year ended September 30, 1998, total interest income was reported as $8.3 million, compared to $7.9 million for the year ended September 30, 1997. Interest expense totaled $5.0 million for the year ended September 30, 1998, a $493,000 increase from the $4.5 million for 1997. Net interest income after provisions for loan losses was reported as $3.3 million, compared to $3.4 million for the prior year. The Company reported a net interest margin on interest earning assets of 2.83% for the year ended September 30, 1998, compared to 3.12% for 1997.

Total non-interest expenses were reported as $2.8 million for the year ended September 30, 1998, compared to $2.5 million for the year ended September 30, 1997.

At September 30, 1998, non-performing assets totaled $228,000 or .18% of total assets, compared to $310,000 or .27% of assets at September 30, 1997. Non-performing loans to total loans receivable equaled .37% at September 30, 1998 compared to .54% at September 30, 1997. Classified assets were reported as $570,000 at year end, compared to $904,000 at September 30, 1997.

East Texas Financial Services, Inc., is the holding company for 75 year old First Federal Savings and Loan Association of Tyler, Texas. First Federal operates two full service offices and two loan agencies in the Tyler area.

On November 27, 1998, the Company stock was moved from the Nasdaq SmallCap Market to the Over-The-Counter Bulletin Board. The move occurred when the number of round lot shareholders dropped below 300. The Company stock continues to be traded under the symbol ETFS.








                       - selected financial data follows -


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

                                                       Selected Financial Data

(Dollars in Thousands, except share data)           1998               1997              1996              1995           1994
----------------------------------------------------------------------------------------------------------------------------------
At September 30,
Total assets ...............................  $     124,017      $     115,949     $     114,373     $     117,077    $   114,935

Loans receivable, net
   Held for sale ...........................              0                  0                 0                 0              0
   Held in portfolio .......................         61,119             57,110            47,925            41,760         35,337
Investment securities - held-to-maturity ...         29,767             23,058            30,139            30,263              0
Mortgage-backed securities - available .....         12,810              4,356                 0                 0              0
for sale ...................................         10,941             18,152            24,949            33,741              0
Mortgage-backed securities -
held-to-maturity
Deposits ...................................         86,644             88,551            90,768            92,474        102,200
Stockholders' equity .......................         20,383             20,879            20,931            23,146         11,458
Common shares outstanding ..................      1,464,056          1,026,366         1,079,285         1,256,387           N.A.
Book value per share .......................          13.92              20.34             19.39             18.42           N.A.

For The Year Ended September 30,
Net interest income ........................  $       3,298      $       3,419     $       3,552     $       3,658    $     3,040
Provision for loan losses ..................              0                  5                 0                 0            121
Other operating income .....................            361                302               371               299         (2,118)
Operating expenses .........................          2,768              2,523             3,200             2,335          1,981
Net income .................................            561                767               458             1,071           (759)

Selected Financial Ratios
Return on average assets ...................            .46 %             0.67 %            0.40 %            0.92 %        (0.66) %
Return on average equity ...................           2.72               3.67              2.08              5.47          (6.41)
Interest rate spread (average) .............           2.00               2.21              2.27              2.49           2.33
Net interest margin ........................           2.83               3.12              3.16              3.21           2.67
Ratio of interest-earning assets to
interest-
  bearing liabilities ......................         119.58             122.29            122.23            119.13         110.08
Operating expenses to average assets .......           2.31               2.19              2.77              2.01           1.72
Efficiency ratio ...........................          78.96              69.24             84.10             59.70          61.70
Net interest income to operating expenses ..           1.20 x             1.35 x            1.11 x            1.57 x         1.47 x

Asset Quality Ratios
Non-performing assets to total assets ......            .18 %             0.27 %            0.39 %            0.34 %         0.27 %
Non-performing loans to total loans ........            .37               0.54              0.94              0.95           0.87
receivable
Allowance for loan losses to non-performing          102.19              88.06             64.22             74.75          97.72
loans
Allowance for loan losses to total loans ...            .38               0.48              0.60              0.71           0.85
Allowance for loan losses to total assets ..            .18               0.24              0.25              0.25           0.26

Regulatory Capital Ratios (Association only)
Total capital to total assets ..............             14.91%          15.21 %           15.39 %           14.40 %         9.97 %
Tangible capital ratio .....................             14.95           15.20             15.30             14.40           9.97
Core capital ratio .........................             14.95           15.20             15.30             14.40           9.97
Risk-based capital ratio ...................             38.29           40.22             44.23             43.44          31.06

                    Serving the Financial Needs of East Texas

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